Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

TracFone Wireless, Inc.

Miami, Florida

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 and related prospectus of América Móvil, S.A.B. de C.V. and Radiomóvil Dipsa, S.A. de C.V. of our report dated June 23, 2009, relating to the financial statements of TracFone Wireless, Inc. appearing in the Annual Report on Form 20-F of América Móvil, S.A.B. de C.V. for the year ended December 31, 2008.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP
BDO Seidman, LLP

Miami, Florida

September 29, 2009